Exhibit 99.1

FLAGSTONE RE TO PRESENT AT THE 2008 LEHMAN
BROTHERS FINANCIAL SERVICES CONFERENCE

HAMILTON, Bermuda--(BUSINESS WIRE) – September 2nd, 2008 - Flagstone Reinsurance Holdings Limited (NYSE: FSR) announced today that James O’Shaughnessy, the Company’s Chief Financial Officer, will be presenting at the 2008 Lehman Brothers Financial Services Conference at the Hilton New York Hotel, New York City on September 9th, 2008 at 8:15am EDT.

Slides from the presentation, and a live listen-only audio webcast will be available in the Investor Relations section of the Company’s website: www.flagstonere.com.  A replay of the webcast will be available on the website 24 hours after the presentation and will remain available until November 3rd, 2008.

About Flagstone Reinsurance Holdings Limited

Flagstone Reinsurance Holdings Limited, through its operating subsidiaries, is a global reinsurance and insurance company that employs a focused, technical approach to the Property, Property Catastrophe, and Specialty reinsurance and insurance businesses.  Flagstone Réassurance Suisse SA has an "A-" financial strength rating from both A.M. Best and Fitch Ratings, and an "A3" rating from Moody's Investors Service.

Contact:
Flagstone Reinsurance Holdings Limited, Hamilton
Brenton Slade, +1-441-278-4303